                                                                   EXHIBIT 10.15


                                   EXHIBIT G


               ADDENDUM TO COOPERATION AND DEVELOPMENT AGREEMENT


This Exhibit G is an Agreement Addendum to the Cooperation and Development Agreement ("Agreement") entered into as of December 18, 1992 by and between AT&T Paradyne Corporation, a Delaware corporation, with offices at 8545 126th Avenue North, Largo, Florida, 34649 ("Paradyne"), and Westell Technologies, Inc., an Illinois corporation, with offices at 101 Kendall Point Drive, Oswego, Illinois, 60543, and all of its subsidiaries and affiliates, collectively referred to as "Westell" entered into as of March 4, 1996 (the "Addendum Effective Date"). Unless otherwise stated in this Exhibit G, all of the terms and conditions set forth in the original Agreement and under Exhibits A through F will apply.

  The following change will be implemented from the effective date of this Exhibit G until the close of business on March 3, 1997. Thereafter the provisions of Article 17 as amended through Exhibit F shall apply.

  1. Article 17. Non-solicitation, as amended in Exhibit F is further amended by deleting the words "directly or indirectly associated with the development of marketing of the Products covered under this Agreement".


IN WITNESS WHEREOF, the Parties hereto have executed this Addendum Agreement as of the Addendum Effective Date.


AT&T PARADYNE CORPORATION       WESTELL TECHNOLOGIES, INC.


By: /s/ James L. Slattery       By: /s/ Robert D. Faw
   -------------------------       --------------------------
Name:  James L. Slattery        Name: Robert D. Faw
Its: Senior Vice President      Its: Executive Vice President
                                     International Operations

                                                                   EXHIBIT 10.15


CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.


                                   EXHIBIT H

               ADDENDUM TO COOPERATION AND DEVELOPMENT AGREEMENT


This Exhibit H is an Agreement Addendum to the Cooperation and Development Agreement ("Agreement") entered into as of December 18, 1992 by and between AT&T Paradyne Corporation, a Delaware corporation, with offices at 8545 126th Avenue North, Largo, Florida, 34649 ("Paradyne"), and Westell Technologies, Inc., an Illinois corporation, with offices at 101 Kendall Point Drive, Oswego, Illinois, 60543 and all of its subsidiaries (collectively referred to as "Westell") entered into as of 4 March, 1996 (the "Addendum Effective Date") regarding Westell's right to utilize a Basic Member License agreement to sublicense Paradyne's GlobeSpan(TM) DSL technology for digital subscriber line applications. Westell and WIN will be collectively referred to as "Westell". Unless otherwise stated in this Exhibit H, all of the terms and conditions set forth in the original Agreement and under Exhibits A through G will apply.

Exhibit H grants Westell non-exclusive rights to sublicense the use of Paradyne's GlobeSpan DSL technology to Westell's qualified customers (hereafter called Westell Licensee) under the terms and conditions of this Exhibit and the attachment hereto. The sublicense is identified as a Paradyne GlobeSpan Basic Member License agreement (included as Attachment A). The Westell Licensee shall use the Basic Member License ("BML") solely for Westell Licensee to manufacture and sell DSL PRODUCT based on DSL designs which have been licensed to Westell Licensee by Westell under a separate agreement between Westell Licensee and Westell. In consideration of the mutual promises contained herein, Paradyne and Westell agree as follows:

1.       Basic Member License Fees

Westell agrees to pay Paradyne a one time license fee for each BML granted to Westell Licensee as follows:

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                         *
                         *
                         *

Westell will pay the license fee to Paradyne within 30 days after Westell Licensee signs a BML with Westell.

2.       Conditions For BML License Grant By Westell to Westell Licensee

2.1      Country Restrictions

Paradyne reserves the right to prohibit the granting of BML agreements to licensees in, or operating in, certain countries as defined in Table 1, and Paradyne reserves the right to amend (expand or narrow) from time to time the countries specified in the Restricted Country List defined in Table 1 with thirty days notice to Westell.

Paradyne amendments to Table 1 will not affect BML agreements accepted by Paradyne under Section 2.3 and executed by both parties prior to the amending of Table 1.

2.2      Company Restrictions

Paradyne reserves the rights to prohibit the granting of BML agreements to prospective sublicensee based upon the criteria specified in Table 2, and Paradyne reserves the right to amend (expand or narrow) the criteria contained in Table 2 with thirty days notice to Westell.

Paradyne amendments to Table 2 will not affect BML agreements accepted by Paradyne under Section 2.3 and executed by both parties prior to the amending of Table 2.

2.3      Notification Of Intent By Westell To Grant BML




* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

Westell will notify Paradyne in writing with a Notification Of Intent letter, stating Westell's request to grant a BML agreement to a prospective Westell Licensee. Westell may optionally designate the letter as Westell Confidential Information. The Notification Of Intent letter will include two copies of the following information regarding the prospective Westell Licensee and acceptance signature lines for Westell and Paradyne:

Company Name:
Business Address:
Description of Business, Products, Markets (segments and
  countries):
Marketing contact name:
Phone Number:
Fax Number:
E-mail address:
GlobeSpan DSL License Type:
Location(s) where the PRODUCT will be manufacture:
Geographic regions and countries where the PRODUCT will be marketed:

Paradyne will undertake on a best efforts to respond to Westell's Notification Of Intent letter within five (5) working days after receipt. Westell must complete a BML with the prospective Westell Licensee within 120 days from the date of Paradyne's acceptance at which period of time Paradyne's acceptance is nullified and void.

In the event that Paradyne concludes that the prospective Westell licensee does not meet the conditions or qualifications specified in Paragraphs 2.1 and 2.2 of this Exhibit H, Paradyne may elect not to accept Westell's Notification Of Intent letter and will so notify Westell in writing. Westell agrees that if such Notification of Intent letter is not accepted Westell will not grant a BML to such prospective licensee. Paradyne shall not have any liability to either Westell or its prospective licensee for not accepting Westell's Notification Of Intent letter.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

2.4      Transmittal Of BML

Upon Paradyne's acceptance of the Notification Of Intent letter, and thereafter execution of a BML with such accepted licensee, Westell will provide to Paradyne a signed copy of each BML agreement granted by Westell to a Westell Licensee within five (5) working days after execution of the BML by both parties. Upon receiving the BML, Paradyne will
                   *that the Westell Licensee is qualified
                                           *requested by the Westell Licensee.
Paradyne shall have the right to terminate any BML if any BML deviates from Attachment A of Exhibit H or if the licensee is at any time in default under such BML and Westell has failed, following notice from Paradyne, to enforce the BML.

2.5      Limit of Applicability

The provisions of this Section 2 shall only apply if Westell has not exhausted its sublicense rights under Category 4 of Table 2 attached hereto.

3.       Westell Licensee Use of GlobeSpan Trademark

Westell agrees and shall require that the GlobeSpan trademark name and logo will be included in all data sheets and marketing collateral material which describes and/or references the GlobeSpan DSL transmission technology used in connection with Westell Licensee's DSL PRODUCT. Westell and its licensee also will cause to appear on all materials or documentation with which the GlobeSpan trademark is used, such legends, markings and notices as Paradyne may request in order to give appropriate notice of any trademark rights therein. Westell agrees that it and its licensee will be required to display the GlobeSpan trademark only in such form or manner as will be specifically approved by Paradyne.

4.       Technical Support



* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

There will not be any technical support offered by Paradyne to Westell Licensee as part of the license fee. All technical support to Westell Licensee will be the responsibility of Westell. If Westell requires Paradyne technical support for Westell Licensee's DSL product, Paradyne support fee for on-site support at Paradyne's facilities will be at a rate to be agreed upon but in no case less
than                             *.

5.       Reporting DSL Transceiver Unit Shipments And                *

Westell will be responsible to report DSL transceiver unit shipments and pay
                                                *Westell Licensee.  Westell
will provide Paradyne a quarterly transceiver unit shipment report for each Westell Licensee that is independent from Westell's own DSL transceiver unit shipment report. Westell will report transceiver unit shipments as defined in Paragraph 17.0 of the BML agreement.

The                                                                           *
defined in Exhibit F, Appendix F of the Agreement.  Westell will
           *Paradyne within 60 days following the end of a fiscal quarter for all DSL transceiver units shipped by each Westell Licensee during the quarter.

Westell will notify each Westell Licensee with a quarterly update of the
GlobeSpan                    *provided to Westell by Paradyne.  This
notification will not be later than 10 working days after Paradyne issues
                         *Westell.  The notification will include
                           *for the current quarter and the worldwide volume
shipment of DSL transceivers up to and including the past quarter. Westell shall maintain a file of such notices and make them available to Paradyne upon request by Paradyne. The audit and other provisions of the BML, Sections 17.3 and 17.4, will be executed by Westell.

6.       Procurement Of GlobeSpan Components



* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

The Westell Licensee may source custom VLSI components from either Westell or from Paradyne's GlobeSpan VLSI suppliers. Westell Licensee will have access to worldwide volume VLSI pricing and will be informed of
          *as all other GlobeSpan licensees.  These agreements include

                                             *.

7.       Westell Licensee GlobeSpan Transceiver Unit Forecast

Westell will provide Paradyne a five (5) quarter rolling global quantity forecast by quarter and by product category for Westell Licensee's HDSL, ADSL,
and SDSL units and for the quantity of                              * devices
over the five (5) quarter period. The forecast will be delivered to Paradyne in a form reasonably acceptable to Paradyne within thirty (30) days following the end of each quarter. This forecast will be used by Paradyne for business planning purposes and is not a binding commitment on behalf of Westell Licensee or Westell.

8.       Public Release Of Westell Licensee Name

Paradyne has the right to publicly distribute the company name of Westell Licensee as a licensee of Paradyne's GlobeSpan DSL technology. Public information may include company name, type of GlobeSpan DSL technology (HDSL, ADSL, SDSL), marketing contact name, and telephone and FAX number.

Unless otherwise required by law and then only after written notice to Paradyne, Westell agrees to withhold any public announcement that Westell has the rights to grant a BML for a minimum of 45 days after the completion of this Exhibit H.

9.       Paradyne And Westell Relationship With Westell Licensee

9.1      Marketing Relationship




* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

Paradyne may or may not have engaged in business discussions with the prospective Westell Licensee. Upon receiving a Notification Of Intent letter from Westell as defined in Paragraph 2.3 of this Exhibit, Paradyne will discontinue its marketing with the identified prospective Westell Licensee until the Notification Of Intent Letter is executed.

In the event that Paradyne accepts the Notification Of Intent letter and Westell completes a BML agreement with the Westell Licensee within 120 days of the date of such acceptance, Paradyne thereafter agrees that it will not independently solicit, or contact for the purpose of soliciting, Westell Licensee without approval by or the request to do so by Westell (which approval shall not be unreasonably withheld), so long as Westell is not in default of its Agreement with Paradyne and Westell Licensee is operating under a valid BML agreement. If a BML agreement is not executed within said 120 day period there shall be no restrictions upon Paradyne with respect to such prospective Westell Licensee, and by way of illustration and not limitation, Paradyne will have the rights to initiate or continue marketing activity with the prospective Westell Licensee.

In the event that this Agreement or the BML agreement is terminated with Westell for any cause, Paradyne will have the right to directly license GlobeSpan technology to Westell Licensee.

9.2      GlobeSpan Technology Representation

Westell agrees to make its best effort to promote GlobeSpan technology with Westell Licensee and to keep Westell Licensee fully informed on the state of the technology performance and advancements as so communicated to Westell by Paradyne.

9.3      DSL Technology Transition Of Westell Licensee

In the event that Westell or Westell Licensee elects to transition DSL PRODUCT development and manufacturing from

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

GlobeSpan DSL technology to alternative DSL transmission technologies, Westell will inform Paradyne within five (5) working days after initiating or learning of such technology transition. Paradyne reserves the rights to then solicit Westell Licensee for the purposes of promoting GlobeSpan technology for incorporation into Westell Licensee's DSL product line. If such transition is initiated by Westell, Westell will not provide Westell Licensee with an alternative DSL product design for a period of one (1) year after Paradyne has been notified by Westell.

10.      Term

This Exhibit will commence on the Addendum Effective Date and will continue until all preexisting BML's are terminated as provided in this Exhibit or upon the earlier termination of this Agreement as provided in this Agreement.

11.      Termination

Any BML agreement with a Westell Licensee will terminate on the earlier of a termination under Section 10 or a termination for any cause of the Agreement, the termination of Westell's primary technology agreement with the Westell Licensee pursuant to which the BML agreement is executed, or termination of the BML for cause pursuant to the terms thereof. Westell covenants to Paradyne and agrees that it will enforce the terms of the BML agreement, give notice of breach and terminate said agreement if not cured in accordance with the provisions of this Agreement or the BML agreement.

12.      Definitions

DSL PRODUCT means a product incorporating Paradyne's Phase 3 GlobeSpan CAP DSL transceiver technology based on Westell DSL designs which are licensed to Westell Licensee by Westell. Paradyne's Phase 3 GlobeSpan technology uses Paradyne's

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                * and             * devices in addition to other non proprietary
components.

13.      DISCLAIMER

(a) EXCEPT AS SPECIFIED IN SECTION 13(B) BELOW AND SECTION 6.2 OF THE COOPERATION AND DEVELOPMENT AGREEMENT (BUT AS TO SUCH SECTION 6.2 ONLY TO THE EXTENT OF A WESTELL CLAIM PERMITTED UNDER THE COOPERATION AND DEVELOPMENT AGREEMENT) PARADYNE MAKES NO REPRESENTATION OR WARRANTIES, EXPRESSLY OR IMPLIED, BY WAY OF EXAMPLE BUT NOT OF LIMITATION, PARADYNE MAKES NO REPRESENTATIONS OR WARRANTIES OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE USE OF THE GLOBESPAN DSL TECHNOLOGY WILL NOT INFRINGE ANY PATENT OF ANY THIRD PARTY OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY. PARADYNE SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY WESTELL OR ITS LICENSEE OR THEIR OR ITS CUSTOMERS OR ANY OTHER THIRD PARTY ON ACCOUNT OF OR ARISING FROM THE USE OF THE GLOBESPAN DSL TECHNOLOGY.

(b) PARADYNE REPRESENTS THAT AS OF THE DATE OF THIS EXHIBIT, IT HAS NO KNOWLEDGE OF CAUSES OF ACTION AGAINST PARADYNE ALLEGING THAT THE USE BY PARADYNE OF THE GLOBESPAN DSL TECHNOLOGY INFRINGES ANY PATENT RIGHTS OF A THIRD PARTY.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum Agreement as of the Addendum Effective Date.

AT&T PARADYNE CORPORATION                  WESTELL TECHNOLOGIES, INC.


By:  /s/ Gabe Torok                        By:  /s/ Robert D. Faw

Name:  Gabe Torok                          Name:  Robert D. Faw

Its:  ATT Business Unit Director           Its:  Executive Vice President
      and General Manager                        International Operations





* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                                    TABLE 1

                              (REVISION 1-1/30/96)
                            RESTRICTED COUNTRY LIST


  Restricted Country        Comments

             *

                                                  *


                                    TABLE 2

                         RESTRICTED COMPANY DEFINITION



  Company Category                      Definition of Restricted Company

                   1


                                                                                          *

                   2

                                                            *





* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                   3



                                                                      *.

                   4







                                                                      *.




* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                                  ATTACHMENT A

                                    WESTELL
                         BASIC MEMBER LICENSE AGREEMENT

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                                    WESTELL
                         BASIC MEMBER LICENSE AGREEMENT
                              CUSTOMER INFORMATION


(Please print or type)

      Westell License Name: ____________________________________________
             Customer Name: ____________________________________________
              Phone Number: ____________________________________________
                Fax Number: ____________________________________________
           Mailing Address: ____________________________________________
          Shipping Address: ____________________________________________
      Billing Contact Name: ____________________________________________
              Phone Number: ____________________________________________
                Fax Number: ____________________________________________
        Tech. Contact Name: ____________________________________________
              Phone Number: ____________________________________________
                Fax Number: ____________________________________________
GlobeSpan Transceiver Type: ____________________________________________

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                         BASIC MEMBER LICENSE AGREEMENT


This Agreement is entered into as of __________, 199_ (the "Effective Date"), by and between (WESTELL SUBSIDIARY NAME AND ADDRESS) ("Westell"), and COMPANY NAME a corporation organized under the laws of the state of _________ with offices at COMPANY ADDRESS ("WESTELL LICENSEE") .

Westell has licensed from AT&T Paradyne Corporation ("Paradyne") the rights to certain carrierless amplitude/phase modulation ("CAP") transceiver technology ("GlobeSpan(TM) technology) under which it has the rights to sublicense such technology for use in conjunction with its licensed technology to licensees which license for manufacture and sale of a Westell designed CAP DSL (Digital Subscriber Line) product ("PRODUCT"). Westell Licensee wishes to LICENSE FOR MANUFACTURE and SELL a CAP DSL product design from Westell which incorporates the GlobeSpan technology, and Westell is willing to sublicense to Westell Licensee certain rights regarding such GlobeSpan technology.

In consideration of the mutual promises contained herein, Westell and Westell Licensee agree as follows:

1. Grant of Licensee. Westell grants to Westell Licensee a personal and non-exclusive license to use the GlobeSpan technology solely for the development of, MANUFACTURE of, SALE and support of, and use of the PRODUCT by Westell Licensee.

         1.1 Subcontracting. Subcontracting and/or sublicensing by Westell Licensee is prohibited and no rights thereto are granted under this Agreement.

         1.2     Procurement of Westell Approved Component Parts:

                 (a) Westell grants to Westell Licensee a personal and non-exclusive right, as an attribute of the rights

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

granted in Section 1, to purchase the proprietary restricted components needed to MANUFACTURE and SELL a GlobeSpan DSL transceiver for incorporation into a PRODUCT.

         1.3     Westell's Duties

              (i) Request Paradyne to notify the suppliers of the GlobeSpan proprietary restricted components that Westell Licensee is authorized to purchase the components.

              (ii)    Technical Support per Section 2.

              (iii) Notify Westell Licensee of the quarterly worldwide GlobeSpan transceiver shipment volumes and
                                              *.

              (iv) Provide timely notice to Westell Licensee of GlobeSpan product announcements including but not limited to feature, function and performance advancements.

         1.4  Westell Licensee's Duties

              (i) Use the GlobeSpan technology only for the MANUFACTURE and SELL of the licensed PRODUCT.

              (ii) Directly source from Westell or Paradyne suppliers the approved Westell component parts for use in PRODUCTs MANUFACTURED by Westell Licensee.

              (iii) Westell Licensee will provide Westell a five (5) quarter rolling quarterly forecast by quarter for PRODUCT to be shipped and for its forecasted
                             requirements of the                      * and
                             framer    * devices.  The




* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                          forecast shall be delivered to Westell in a form reasonably acceptable to Westell within fifteen (15) days following the end of each quarter. This forecast shall be used by Westell at its discretion for business planning purposes and is not a binding commitment on behalf of Westell Licensee.

2.          Technical Support

      Westell shall provide Westell Licensee technical support, to the extent specified in a separate agreement, for its PRODUCT design which is licensed for MANUFACTURE and SELL from Westell.

3. Confidentiality. As used in this Agreement, "Confidential Information" means this Agreement and any information which is relating to GlobeSpan technology and which is (i) furnished to Westell Licensee in tangible form and designated in writing as "Proprietary" or "Confidential", whether in written or in machine readable form, or (ii) disclosed orally or visually to Westell Licensee, but only to the extent furnished by the disclosing party in a writing designated as "Proprietary" or "Confidential" within fifteen (15) days of such oral or visual disclosure. Such information is Confidential Information whether acquired or developed by Westell Licensee during its performance under this Agreement, obtained from employees or otherwise learned. Except as expressly authorized by Westell or by this Agreement, Westell Licensee shall not divulge directly nor indirectly to any person or entity or use of the Confidential Information.

      3.1 Exceptions. The foregoing restrictions will not apply to information that:

            (a) is known to the non-disclosing Party at the time of disclosure to such party by the other party,

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

            (b) has become publicly known through no wrongful act of such non-disclosing party,

            (c) has been rightfully received from a third party without restriction,

            (d) has been developed by the non-disclosing party independently without use of the other party's Confidential Information, or

            (e) has been approved for release by written authorization of Westell as applicable.

4. Term. This Agreement will commence on the Effective Date and will continue for five (5) years unless earlier terminated as provided in this Agreement.

5.          Termination.

      5.1 Termination for Cause by Either Party. Either party will have the right to terminate this Agreement at any time if:

            (a) The other party is in material breach of any warranty, term, condition or covenant of this Agreement and fails to cure that breach within thirty (30) days after receiving notice of that breach and the other party's intention to terminate or if such breach cannot reasonably be cured within such 30-day period, the breaching party has not within such 30-day period diligently pursued a cure and then cured the breach in any event within ninety (90) days after receiving such notice;

            (b) The other party is in material breach of any warranty, term, condition or covenant of Section 3; or

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

            (c) The other party (i) becomes insolvent; (ii) fails to pay its debts or is subject to its obligations in the ordinary course of business as they mature; or (iii) admits in writing its insolvency or inability to pay its debts or perform any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors; provided that if such proceeding is commenced involuntarily it has not been dismissed, bonded or stayed within sixty (60) days after it begins.

            (d) The GlobeSpan Cooperative And Development Agreement between Westell and Paradyne is terminated.

                          Termination will become effective under Section
                   5.1(a) automatically upon expiration of the cure period in the absence of a cure, and under Section 5.1(b) and (c) immediately upon the non-terminating party's receipt of a notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed.

      5.2 Effect of Termination. Upon any termination of this Agreement, Westell Licensee immediately will deliver to Westell all Confidential Information in its possession and will destroy all documents or electronic media which contains the Confidential Information; provided, however, that Westell Licensee shall be allowed to retain sufficient copies of such materials containing Confidential Information as are reasonably required to allow Westell Licensee to complete work-in-process for PRODUCT and to support PRODUCT that has already been sold as of the date of termination of this Agreement or that will be sold as the work-in-process is completed. Also upon

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

            termination of this Agreement, each Party will be released from all obligations and liabilities to the other under this Agreement occurring or arising after the date or such termination, except that any termination of this Agreement will not relieve Westell Licensee of its obligation under Section 3 hereof or any purchase order, nor will any such termination relieve Westell Licensee or Westell from any liability arising from any breach of this Agreement. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.

      (a) Survival of Westell Licensee's and Westell's Obligations. Any termination by Westell pursuant to Section 5.1 of this Agreement shall not affect Westell Licensee's rights and obligations with respect to any article made or in the process of being made with the use of any of the GlobeSpan DSL technology prior to such termination. Westell Licensee's and Westell obligations under
            Section 3, 6, 10 & 17 of the Agreement shall survive and continue after any termination of rights under the Agreement.

6.          GlobeSpan License Options

      This BASIC MEMBER LICENSE Agreement is for use by Westell Licensee to LICENSE FOR MANUFACTURE and SELL a PRODUCT based on a DSL product design by Westell. Should Westell Licensee choose to independently design its own product within which it desires to incorporate the GlobeSpan technology or should the Cooperative Development Agreement between Westell and Paradyne be terminated, nothing in this Agreement or any other agreement between Westell and Westell Licensee shall operate to preclude Westell Licensee from obtaining a DSL product design from a GlobeSpan technology licensee other than Westell or an independent GlobeSpan technology license directly from Paradyne.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

7. Relief from Obligations. Except for any payment hereunder neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, strikes, shortages of material or supplies or any other cause beyond the reasonable control of such party ("Force Majeure"), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses good faith efforts to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

8. Advertising And Other Promotion. Westell Licensee agrees that the GlobeSpan trademark name and logo will be included in all data sheets and marketing collateral material which describes and/or references the PRODUCT or the GlobeSpan DSL transmission technology used in connection with Westell Licensee's DSL PRODUCT. Westell Licensee agrees that it will display the GlobeSpan trademark only in such form or manner as will be specifically approved by Westell. Westell Licensee will cause to appear on all materials or documentation with which the GlobeSpan trademark is used, such legends, markings and notices as Westell may request in order to give appropriate notice of any trademark rights therein.

      Westell Licensee grants Westell and Paradyne permission to publicly announce it as a Licensee of the GlobeSpan DSL technology and to distribute information to include company name, type of GlobeSpan technology, marketing contact name, telephone and fax number to their prospective customers and licensees. Other than this, without the prior written consent of Westell, Westell Licensee may not use any trademarks, service marks, trade names, logos or other commercial or product designations of Westell, including,

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

      but not limited to, in connection with any press releases, promotions, advertisements or exhibitions. Westell Licensee may not make press or other announcements or releases relating to this Agreement and the transactions which are the subject of this Agreement without the prior written approval of Westell.

9.          Quality Control.

      Westell Licensee shall apply the GlobeSpan trademark only to PRODUCTS which have been manufactured in accordance with the standards of quality in materials, design, workmanship, use, advertising and promotion set forth in the control specifications which are annexed to this Agreement as Schedule B ("CONTROL SPECIFICATIONS"). The CONTROL SPECIFICATIONS are furnished in confidence pursuant to Section 3. Westell (accompanied by Paradyne as requested) shall have the right at any time to conduct during regular business hours an examination of PRODUCTS manufactured by Westell Licensee (including those assembled or tested) at Westell Licensee's facilities to determine compliance of such PRODUCTS with the applicable CONTROL SPECIFICATIONS. If at any time such PRODUCTS shall, in sole opinion of Westell or Paradyne, fail to conform with the standards of quality in materials, design, workmanship, use, advertising, and promotion set forth in such CONTROL SPECIFICATIONS, Westell or Paradyne shall notify Westell Licensee. Upon such notification Westell Licensee shall promptly cease to use the GlobeSpan trademark with such PRODUCTS and shall neither sell nor ship such nonconforming PRODUCTS until the standards of quality contained in the applicable CONTROL SPECIFICATIONS have been met to the satisfaction of Westell and Paradyne.

      Westell Licensee agrees to furnish to the Quality Control Representative to be designated by Westell, samples of Westell Licensee manufactured PRODUCT used with the GlobeSpan trademark, as Westell may request from time-to-

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

      time, for inspections and tests to assure conformance of the PRODUCTS with the applicable CONTROL SPECIFICATIONS. Upon completion of such inspections and tests, Westell shall return such inspected and tested samples, in their current condition. The transportation cost for shipment of the samples to Westell and for return of the samples to Westell Licensee as well as the risk of loss and damage to such samples shall be borne by Westell Licensee.

10. Assignment. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties' respective successors; provided that Westell Licensee may not assign or delegate its obligations under this Agreement, either in whole or in part, without the prior written consent of Westell. Any attempted assignment or delegation without consent will be void.

11. Export. Each party shall comply with the applicable export control laws and regulations of the United States of America applicable to the export of the PRODUCTs, components, specifications or any written or oral information related thereto, and technology and shall obtain any permits and licenses required for the export or disclosure of controlled products, information and/or technology.

12. Notices. All notices, reports, requests, acceptances and other communications required or permitted under this Agreement will be in writing. They will be deemed given

      (a)   when delivered personally,

      (b)   when sent by confirmed fax or telex,

      (c) five days after having been sent by commercial overnight courier with written verification of receipt, or

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

      (d) two weeks after having been sent by registered or certified airmail, return receipt requested, postage prepaid, or upon actual receipt thereof, whichever first occurs.

All communications will be sent to the receiving Party's address as set forth below or to such other address that the receiving Party may have provided for purpose of notice as provided in this Section.

To Westell:





To Westell Licensee:





13. Governing Law. This Agreement shall in all respects be governed by and construed under the laws of the State of Florida.

13.1        Arbitration

      Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof (excluding the right of a party to seek an injunction in a court of competent jurisdiction against the violation of any obligation of such party hereunder) if not resolved within sixty days of a party's notice to the other party of such dispute shall be finally settled by arbitration conducted in English in Chicago, Illinois, U.S.A. expeditiously in accordance with the rules of the United Nations Commission for International Trade by a sole

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

      arbitrator selected by mutual agreement of the parties, or in the absence of such agreement within thirty (30) drays after the end of the sixty day period, selected by the Center for Public Resources. The arbitration shall be governed by the United States Arbitration Act and judgment may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any damages in excess of compensatory damages.

14.         Severability

      If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid and unenforceable provisions.

15.         Amendments, Modifications and Waivers

      No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement will be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision of this Agreement will be effective unless it is in writing and signed by the parties, but it need not be supported by consideration.

16.         Equitable Relief

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

      Because each party will have access to and become acquainted with confidential and proprietary information of the other, the unauthorized use of disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone, each party agrees that the other party will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that it may have for breach of this Agreement.

17.         Fees and Payments

      17.1  GlobeSpan DSL Basic Member License Fee:

            All license fee payments payable to Westell for the GlobeSpan technology are specified in Schedule A attached hereto.

      17.2  GlobeSpan DSL Transceiver                         *:

            All license                           * Westell related to this
            Agreement are the responsibility of Westell Licensee. Westell and Westell Licensee agree


                                             *.  Westell agrees to provide a
            written statement to Westell Licensee of
                                             *, and will provide
                                                     * which Westell Licensee
            distributes during the then current quarter. Such statement will be provided within 45 days of the closing date of the previous
            quarter and will                                                *.

      17.3  Quarterly Reports and Terms               *




* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

            (a) Within thirty (30) days after the end of each quarterly period ending on March 31st, June 30th, September 30th and December 31st, commencing with the quarterly period during which the Agreement becomes effective, Westell Licensee shall furnish to Westell a statement, in form reasonably acceptable to Westell, certified by a responsible official of Westell Licensee, showing all ITEMS SUBJECT TO FEE, by classes of PRODUCT, which were distributed during such quarterly period, fees applicable to such ITEMS SUBJECT TO FEE that have been distributed, and credits, as set forth in
                   Section 17.4 hereof, which are being applied to the quarterly payment.

            (b) Within such thirty (30) days, Westell Licensee shall, irrespective of its own business and accounting methods, pay in United States dollars to Westell the fees payable for such quarterly period as shown in the statement required by the Agreement. Such statement, together with the payment for the fees shown therein, shall be sent to Westell at its address specified in the Agreement.

            (c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percent (3%) over the prime rate (as posted in the Wall Street Journal) on a daily basis during delinquency. If the rate of interest exceeds the maximum permitted by law, such rate of interest shall be reduced to the maximum amount allowed by law.

            (d) Westell reserves the right to request estimated 4Q shipment information of all ITEMS SUBJECT TO FEE by type of DSL PRODUCT, be provided by Company, in a form reasonably acceptable to Westell, by

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                   December 15 to provide for year end accounting and business planning. Reporting of shipment of ITEMS SUBJECT TO FEE
                                     * will continue per paragraphs 17.3(a) and
                   17.3(b).

            (e) Westell shall have the right to disclose all quarterly reports, forecasts, and results of audits to Paradyne.

      17.4  Records and Adjustments

            (a) Westell Licensee shall keep full, clear and accurate records with respect to all ITEMS SUBJECT TO FEE and shall furnish no more frequently than twice per year any information which Westell may reasonably request in writing from time to time to enable Westell to ascertain (i) which articles (and maintenance parts therefor) sold, leased or put into use by Westell Licensee are subject to the payment of fees to Westell, and (ii) the proper fee amounts due hereunder on account of the selling, leasing or putting into use of ITEMS SUBJECT TO FEE. Subject to its obligations of confidentiality under the Agreement, Westell shall have the right through its accredited auditors and at its cost to make examinations, during normal business hours and on at least five day's written notice to Westell Licensee, of all records and accounts bearing upon the amounts of fees payable to it under this agreement. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions disclosed by any such examination.

            (b) Independent of any such examination, Westell will credit to Westell Licensee (i) the amount of any overpayment made in error and (ii) the amount of any payment made for which PRODUCT was subsequently returned and a full credit or refund issued which is identified and fully explained in a written notice to Westell delivered within twelve (12) months after the due date of the



* Confidential treatment requested: material omitted has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

                   payment which included such alleged overpayment, provided that Westell is able to verify, to its own satisfaction, the existence and extent of the overpayment.

            (c) No refund, credit or other adjustment of fee payments shall be made by Westell except as provided in this Section 17.4. Rights conferred by this Section 17.4 shall not be affected by any statement appearing on any check or other document except to the extent that any such right is expressly waived or surrendered by a party having such right and signing such statement.

      17.5  Taxes

            Westell Licensee shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which Westell Licensee is required to withhold or deduct from payments to Westell, except
            (i) net income taxes imposed upon Westell by any governmental entity within the United States, and (ii) net income taxes imposed upon Westell by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of Westell or any of its affiliates. In order for the exception in
            (ii) to be effective, Westell Licensee must furnish Westell any evidence required by the United States taxing authorities to establish that such taxes have been paid.

18.         ENTIRE AGREEMENT

      18.1 Agreement Prevails. The terms and conditions of the Agreement shall prevail in the event of any conflicting terms or legends which may appear on any purchase order or other document used by Westell Licensee to carry out the terms of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

      18.2 Entire Agreement. This is the entire agreement between the parties with respect to the sublicensing of GlobeSpan DSL technology but is executed pursuant to other agreements between the parties regarding licensing for MANUFACTURE and SELL of the PRODUCT, which must be read in conjunction with this Agreement. In the event of a conflict between this Agreement and those other agreements, this Agreement shall prevail. Except as provide in previous sentences, this Agreement supersedes all prior agreements, proposals, or understandings between the parties, whether oral or in writing, with respect to the licensing of GlobeSpan DSL technology.

      18.3 Nothing Construed. Except as specified in the Agreement, nothing in this Agreement or in any implementing document shall be construed as:

            (i) an additional obligation upon Westell to furnish any person, including Westell Licensee, any assistance of any kind whatsoever, or any information or to revise, supplement or elaborate upon the Westell GlobeSpan DSL technology; or

            (ii) providing or implying any arrangement or understanding that Westell, its licensor or its or their affiliates will make any purchase or lease.

19.         DISCLAIMER

      (a) EXCEPT AS SPECIFIED IN SECTION 19(B) NEITHER WESTELL OR ITS LICENSOR, PARADYNE, MAKES ANY REPRESENTATION OR WARRANTIES, EXPRESSLY OR IMPLIED, BY WAY OF EXAMPLE BUT NOT OF LIMITATION, MAKES NO REPRESENTATIONS OR WARRANTIES OR MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE USE OF THE GLOBESPAN

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

            DSL TECHNOLOGY WILL NOT INFRINGE ANY PATENT OF ANY THIRD PARTY OR OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY. NEITHER WESTELL NOR PARADYNE SHALL BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY WESTELL LICENSEE OR ITS CUSTOMERS OR ANY OTHER THIRD PARTY ON ACCOUNT OF OR ARISING FROM THE USE OF THE GLOBESPAN DSL TECHNOLOGY.

      (b) WESTELL REPRESENTS THAT AS OF THE DATE OF THIS AGREEMENT, IT HAS NO KNOWLEDGE OF CAUSES OF ACTION AGAINST IT OR ITS LICENSOR ALLEGING THAT THE USE BY WESTELL OF THE GLOBESPAN DSL TECHNOLOGY INFRINGES ANY PATENT RIGHTS OF A THIRD PARTY.

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

BASIC LICENSE PROVISION

Any term in capital letters used in the Agreement shall have the meaning specified below:

ITEM SUBJECT TO FEE means any article which is MANUFACTURED with the use of any of the GlobeSpan DSL technology other than (i) any maintenance parts and (ii) demonstration models, PRODUCTs and articles produced in the course of, or intended for use in connection with, research, development or experimental undertakings controlled by Westell Licensee, or product acceptance testing by the Westell Licensee's customers where product is provided at no charge to Westell Licensee's customer.

LICENSE FOR MANUFACTURE means that Westell Licensee builds a PRODUCT using a design which it acquires by license agreement from Westell. Design and technical supports is delivered by Westell.

SELL OR SALE means that Westell Licensee sells under its own name and as its own product the PRODUCT which it acquired by LICENSE FOR MANUFACTURE from Westell or Westell Licensee sells a Westell PRODUCT whether Westell Licensee or Westell manufactured it.

MANUFACTURE means the Westell Licensee makes the PRODUCT in its own factory or production facility.

SUBSIDIARY of a Westell Licensee means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such Westell Licensee either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such Westell Licensee either directly or indirectly; but any such corporation or other legal entity shall

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE NOTED.

be deemed to be a SUBSIDIARY of such Westell Licensee only as long as such control or ownership and control exists.

PRODUCT means a DSL (Digital Subscriber Line) incorporating GlobeSpan DSL transceiver technology and a DSL product design from Westell.

DISTRIBUTED means that Westell Licensee has shipped PRODUCT(s) to Westell Licensee's customer(s) that would be considered an ITEM SUBJECT TO FEE.

GLOBESPAN TRANSCEIVER TECHNOLOGY means the AT&T Paradyne implementation of CAP transceiver technology utilizing the Phase 3 design and the STARLET and SLADE VLSI devices.

GLOBESPAN(TM) is a trademark of AT&T.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Westell International, Inc.                Westell Licensee


By:___________________________    By:___________________________
Its:__________________________    Its:__________________________